UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

September 15, 2009

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2009, the Board of Directors of Susser Holdings Corporation (the “Company”) voted to appoint Mr. Ronald G. Steinhart to serve as an additional Class II Director, and as an additional “independent” director within the rules of the NASDAQ stock market, effective as of that date. Additionally, the Board has appointed Mr. Steinhart to serve on the compensation and nominating and corporate governance committees of the Board.

As a director of the Company, Mr. Steinhart will receive an annual retainer of $40,000 and will receive a grant of 5,000 restricted shares and an option to purchase 14,158 shares of Company stock in accordance with the Company’s 2006 Equity Incentive Plan.

On September 15, 2009, the Company issued a press release announcing Mr. Steinhart’s appointment to the Board, which release is filed as Exhibit 99.1 hereto and incorporated under this Item 5.02 in its entirety.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.1	Press Release of Susser Holdings Corporation, dated September 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: September 15, 2009	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer